Exhibit 99.1

Kraft Heinz Commences Cash Tender Offer for Up To

$1.1 Billion Aggregate Purchase Price of Certain of its Outstanding Notes

PITTSBURGH & CHICAGO – May 7, 2026 – The Kraft Heinz Company (“Kraft Heinz”) (Nasdaq: KHC) announced today that Kraft Heinz Foods Company, its 100% owned subsidiary (the “Issuer”), has commenced an offer to purchase for cash (the “Tender Offer”) up to the maximum combined aggregate purchase price of $1,100,000,000, excluding accrued and unpaid interest (the “Maximum Tender Amount”), of its outstanding 4.375% Senior Notes due June 2046 and its 4.875% Senior Notes due October 2049 (collectively, the “Notes” and each, a “Series” of Notes), from each registered holder of the Notes (the “Holders”). Subject to the Maximum Tender Amount, the amount of a Series of Notes that is purchased in the Tender Offer will be based on the Acceptance Priority Levels set forth in the table below. The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated May 7, 2026 (the “Offer to Purchase”). Capitalized terms used in this release but not otherwise defined have the meaning given in the Offer to Purchase.

CUSIP No. / ISIN	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Premium(1)(2)
50077L AB2 / US50077LAB27 (144A): 50077L AA4 / US50077LAA44 (Reg S): U5009L AA8 /USU5009LAA80	4.375% Senior Notes due June 2046	$2,786,174,000	1	4.625% U.S. Treasury due Feb. 15, 2046	FIT1	+100	$30
50077L AZ9 / US50077LAZ94 (144A): 50077L AY2 / US50077LAY20 (Reg S): U5009LAZ3 / USU5009LAZ32	4.875% Senior Notes due October 2049	$1,450,000,000	2	4.625% U.S. Treasury due Feb. 15, 2046	FIT1	+116	$30

(1)

The Total Consideration (as defined below) for each Series validly tendered prior to or at the applicable Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the applicable Early Tender Premium (as defined below).

(2)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase (the “Early Tender Premium”).

Consummation of the Tender Offer and payment for the Notes accepted for purchase are subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including among other things, the receipt of proceeds upon settlement of an offering of new senior unsecured notes on terms satisfactory to the Issuer (the “Financing Condition”). Subject to applicable law, the Issuer has reserved the right, in its sole discretion, to at any time (i) waive any and all conditions to the Tender Offer, including the satisfaction of Financing Condition, (ii) extend, terminate, or withdraw the Tender Offer, (iii) increase or waive the Maximum Tender Amount, with or without extending the Withdrawal Date (as defined below), or (iv) otherwise amend the Tender Offer in any respect.

The Tender Offer will expire at 5:00 p.m. New York City time, on June 5, 2026, unless extended with respect to a Series of Notes (such time and date, as they may be extended, the “Expiration Time”) or earlier terminated as described in the Offer to Purchase. Notes tendered at or prior to 5:00 p.m. New York City time, on May 20, 2026 (such date and time, as the same may be extended, the “Withdrawal Date”) may be validly withdrawn at any time at or prior to the Withdrawal Date, but not thereafter, except in certain limited circumstances where the Issuer determines that additional withdrawal rights are required by law. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer.

Holders who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m. New York City time, on May 20, 2026, unless extended with respect to any Series of Notes (such date and time, as the same may be extended, the “Early Tender Time”) or earlier terminated by the Issuer, will be eligible to receive the applicable Total Consideration, which includes the applicable Early Tender Premium as set forth in the table above. The applicable Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the Fixed Spread for the applicable Series specified on the front cover of the Offer to Purchase over the applicable Reference Yield based on the bid-side price of the applicable Reference Treasury Security specified on the front cover of the Offer to Purchase, as calculated by the Dealer Managers (as defined below) at 10:00 a.m. New York City time, on May 21, 2026 (subject to certain exceptions set forth in the Offer to Purchase, such time and date, as the same may be extended the “Price Determination Date”). Holders who validly tender their Notes after the Early Tender Time and at or prior to the Expiration Time will be entitled to receive only the applicable Tender Offer Consideration, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

For Notes validly tendered at or prior to the Early Tender Time, and not subsequently validly withdrawn and that are accepted for purchase, the Issuer has the option for settlement to occur on the Early Settlement Date, which is expected to be May 26, 2026, the third business day after the Early Tender Time. In the event the Issuer chooses to have an Early Settlement Date, settlement for Notes validly tendered after the Early Tender Time, but at or prior to the Expiration Time, is expected to occur on June 9, 2026, the second business day following the Expiration Time, unless extended.

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all Notes accepted for purchase pursuant to the Tender Offer will on the Early Settlement Date or the Final Settlement Date, as applicable, also receive accrued and unpaid interest in respect of such Notes from the most recent applicable interest payment date to, but excluding, the applicable Settlement Date.

Subject to the Maximum Tender Amount, the application of the Acceptance Priority Levels, and the other terms and conditions described in the Offer to Purchase, including the Financing Condition, the Issuer intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time. However, if the Tender Offer is fully subscribed as of the Early Tender Time, Holders who validly tender their Notes after the Early Tender Time but at or prior to the Expiration Time will not have any of their Notes accepted for purchase. Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time will be accepted for purchase in priority to the Notes validly tendered after the Early Tender Time and at or prior to the Expiration Time, even if such Notes validly tendered after the Early Tender Time and at or prior to the Expiration Time have a higher Acceptance Priority Level than the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. As a result, each Holder who validly tenders Notes pursuant to the Tender Offer may have a portion of its Notes returned to it, and the amount of Notes returned will depend on the level of participation of Holders in the Tender Offer. The Tender Offer may be subject to proration if the aggregate purchase price (excluding accrued and unpaid interest) of the Notes that are validly tendered and not validly withdrawn is greater than the Maximum Tender Amount. The Issuer reserves the right, subject to applicable law, but is under no obligation, to increase or waive the Maximum Tender Amount, in its sole discretion, with or without extending the Withdrawal Date. No assurance can be given that the Issuer will increase or waive the Maximum Tender Amount.

Kraft Heinz has engaged BofA Securities, Inc. (“BofA Securities”), Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) to act as dealer managers (collectively, the “Dealer Managers”) in connection with the Tender Offer and has appointed Global Bondholder Services Corporation to serve as the Tender Agent and Information Agent for the Tender Offer. Copies of the Offer to Purchase are available at https://www.gbsc-usa.com/kraftheinzcompany/ or by contacting Global Bondholder Services Corporation via telephone at (855) 654-2015 (toll free) or (212) 430-3774 (for banks and brokers). Questions regarding the terms of the Tender Offer should be directed to BofA Securities at (888) 292-0070 (toll-free) or (980) 387-3907 (collect); Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); Deutsche Bank Securities at (866) 627-0391 (toll-free) or (212) 250-2955 (collect); or Goldman Sachs at (800) 828-3182 (toll-free) or (212) 357-1452 (collect).

None of the Issuer, Kraft Heinz, their boards of directors or boards of managers, as applicable, the Dealer Managers, Global Bondholder Services Corporation, the Trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information that should be read carefully before any decision is made with respect to the Tender Offer. The Tender Offer is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. If any Holder is in any doubt as to the contents of this press release, or the Offer to Purchase, or the action it should take, the Holder should seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

ABOUT THE KRAFT HEINZ COMPANY

Kraft Heinz (Nasdaq: KHC) is one of the world’s largest food and beverage companies, with approximately $25 billion in net sales in 2025 and a portfolio of iconic brands enjoyed by consumers in more than 40 countries. By investing in our capabilities and brands, including Heinz, Kraft, Philadelphia, Primal Kitchen, and Lunchables, we are unlocking the full power of our portfolio. We deliver high quality, great tasting, and affordable food for the consumers of today, while shaping the future of food.

Forward-Looking Statements

This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “could,” “should,” “will,” “would,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the anticipated timing and completion of the Tender Offer; the anticipated satisfaction of conditions to the Tender Offer, including the expected timing, terms, and completion of a new senior unsecured notes offering to satisfy the Financing Condition and the expected use of net proceeds from such new senior unsecured notes offering to fund the purchase of Notes in the Tender Offer and to pay related fees and expenses; the expected aggregate principal amount of Notes to be purchased in the Tender Offer; and any other statements regarding the plans, expectations, or intentions with respect to the Tender Offer or the related financing.

These forward-looking statements reflect management’s current expectations, estimates and assumptions, and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Kraft Heinz’s control. Such risks, uncertainties, and other factors include, but are not limited to: Kraft Heinz’s ability to consummate the Tender Offer on the terms and conditions or the timeline described in the Offer to Purchase, or at all; the satisfaction or waiver of the conditions to the Tender Offer, including the Financing Condition; Kraft Heinz’s ability to consummate the proposed new senior unsecured notes offering on terms satisfactory to Kraft Heinz, in a timely manner, or at all, due to adverse changes in the corporate credit markets, prevailing interest rates, or general economic conditions; changes in laws, regulations, or regulatory interpretations that may affect Kraft Heinz’s ability to consummate the Tender Offer or the related financing; the aggregate principal amount of Notes of each series ultimately tendered and the level of participation of Holders in the Tender Offer; the timing of the settlement of the Tender Offer and the related financing; and volatility of capital markets and other macroeconomic factors. For additional information on other factors that could affect the Kraft Heinz’s forward-looking statements, see Kraft Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statement made in this press release speaks only as of the date hereof and is expressly qualified in its entirety by the cautionary statements set forth herein and the risk factors and other cautionary statements contained in Kraft Heinz’s filings with the SEC. Kraft Heinz disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on any forward-looking statements.

CONTACTS:

Kraft Heinz Media Team (media)

media@kraftheinz.com

Anne-Marie Megela (investors)

Anne-Marie.Megela@kraftheinz.com

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